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                                                                     Exhibit 3.1

                                    CHARTER
                           OF MASTER GRAPHICS, INC.

     The undersigned natural person, having the capacity to contract and acting as the incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following charter for the corporation:

     1.  Corporate Name. The name of the corporation (which is hereinafter
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called the "Corporation") is Master Graphics, Inc.

     2.  For Profit.  The Corporation is for profit.
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     3.  Principal Office. The address of the Corporation's principal office in
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the State of Tennessee is 6075 Poplar Avenue, Suite 401, Memphis, Tennessee
38119.

     4.  Initial Registered Agent and Office.  The name of the Corporation's
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initial registered agent is John P. Miller.  The street address, zip code and county of the Corporation's registered office and registered agent in the State of Tennessee shall be:

                    6075 Poplar Avenue, Suite 401
                    Memphis, Tennessee 38119
                    Shelby County

     5.  Corporate Purpose. The purpose of the Corporation is to engage in
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any lawful act or activity for which a corporation may now or hereafter be organized under the Tennessee Business Corporation Act (the "TBCA").

     6.  Incorporator.  The name and address of the incorporator is Robert J.
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DelPriore, 165 Madison Avenue, Suite 2100, Memphis, Tennessee 38103.

     7.  Capital Stock.
         -------------

     7.1  Authorized Amount. The Corporation shall be authorized to issue One
          -----------------
Hundred Ten Million (110,000,000) shares of capital stock, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share.

     7.2  Common Stock.
          ------------

     (a) Voting Rights. Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock,
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the entire voting power and all voting rights shall be vested exclusively in the
Common Stock. Each holder of shares of Common Stock shall be entitled to one vote per share on each matter to be decided by the shareholders. The shares of Common Stock do not have cumulative voting rights.

     (b) Dividends. Subject to the preferential rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

     (c) Liquidation. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of all of the Company's debts and obligations and any preferential distributions to holders of Preferred Stock and any series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Common Stock, if any, the holders of the Common Stock will be entitled to share ratably in proportion to the number of shares of Common Stock held by them respectively in the Corporation's remaining assets.

     7.3  Authority of Board to Fix Terms of Preferred Stock. The Board of
          --------------------------------------------------
Directors of the Corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and to the fullest extent as may now or hereafter be permitted by the TBCA, including, without limiting the generality of the foregoing, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of any series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

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     7.4  No Preemptive Rights.  No shareholder of the Corporation will, solely
          --------------------
by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

     8.  Board of Directors.
         ------------------

     8.1  Number. Subject to the rights of the holders of any series of
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Preferred Stock to elect directors under specified circumstances, the Board of
Directors shall consist of not less than three (3) nor more than fifteen (15) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the TBCA. A director need not be a shareholder. Directors shall be divided into three (3) classes as nearly equal in number as possible. The initial term of Class I directors shall expire at the annual shareholder meeting in 1999; the initial term of Class II directors shall expire at the annual shareholder meeting in 2000; and the initial term of the Class III directors shall expire at the annual shareholder meeting in 2001. At each annual shareholder meeting, the shareholders shall elect one or more directors to serve a three-year term of the class of directors whose term is expiring at such annual meeting and until their successors are elected and qualify.

     8.2  Vacancies. Subject to applicable law and any rights of the holders of
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any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of shareholders at which the term of the class to which they have been elected expires. At all times all classes of Directors shall be as nearly equal in number as possible. If, consistent with the concept that the three classes of Directors shall be as nearly equal in number as possible, any newly-created directorship may be allocated to more than one class, the Board of Directors shall allocate it to the available class whose term is due to expire at the earliest date following such allocation.

     8.3  Removal.  Any director of the Corporation may be removed from office
          -------
but only for cause and only by (a) the affirmative vote of the holders of a

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majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a special voting group is otherwise required by law or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

     9.  Special Meetings of Shareholders. Subject to any rights of the holders
         --------------------------------
of any series of Preferred Stock with respect to such series of Preferred Stock, the Corporation shall hold a special meeting of shareholders only in the event
(a) of a call of the Board of Directors of the Corporation or the officers authorized to do so by the Bylaws of the Corporation or (b) the holders of at least fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and include any other information specified in Schedule 14A, Rule 14a-3, Rule 14a-8, or Rule 14a-11 of the Rules and Regulations of the Securities and Exchange Commission. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

     10.  Liability of Directors. To the fullest extent permitted by the TBCA, a
          ----------------------
director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or expense of any nature, including attorneys' fees) for breach of fiduciary duty as a director. If the TBCA or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBCA, as so amended from time to time. Neither the amendment nor repeal of this Article 10 nor the adoption of any provision of this Charter inconsistent with this Article 10 shall eliminate or reduce the effect of this Article 10 in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

     11.  Indemnification of Directors.  The Corporation shall indemnify every
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person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was service at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and

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as hereafter amended.  Such indemnification may include advancement of expenses in advance of final disposition of such action, suit or proceeding, subject to the provisions of any applicable statute.

     12.  Amendment. Except as otherwise provided in this Article 12, this
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Charter may be amended in the manner now or hereafter prescribed by statute;
provided, however, that unless such action has been recommended by a vote of a majority of the directors then in office at a meeting at which a quorum is present, the provisions set forth in Articles 8, 9, 10, 11, 12 and 13 hereof may not be repealed or amended in any respect and the provisions set forth in Articles 10 and 11 hereof may not be amended or repealed in any respect so as to adversely affect the rights therein conferred upon directors (or such other persons who may be entitled to the rights provided thereunder) of the Corporation, unless in any of such cases such action is approved by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that in no event shall the last sentence of
Article 10 be amended so as to adversely affect the rights herein conferred upon directors.

     13.  Amendment of Bylaws. In furtherance and not in limitation of the
          -------------------
powers conferred by statute, the Board of Directors of the Corporation is expressly authorized from time to time to make, adopt, alter, amend, supplement and repeal the bylaws of the Corporation in any respect, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be made, adopted, altered, amended or repealed by the shareholders of the Corporation except by the vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of stock of each class and series entitled to vote upon such matter.

     14.  Tennessee Business Combination Act.  The Corporation expressly elects
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not to be governed by the provisions of Section 48-103-205 and Section 48-103-
206 of the Tennessee Code Annotated.



Dated: March 26, 1998               /s/Robert J. DelPriore
                                    ----------------------
                                    Robert J. DelPriore
                                    Sole Incorporator

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